Exhibit 99.1

B&G Foods Announces Sale of Portland, Maine Manufacturing Facility

— Manufacturing of B&M, Underwood and certain other brands will move to third party co-manufacturing facilities and existing B&G Foods manufacturing facilities —

PARSIPPANY, N.J., August 30, 2021 — B&G Foods, Inc. (NYSE: BGS) announced today that it has reached an agreement to sell its Portland, Maine manufacturing facility and 13.5 acre waterfront property to the Institute for Digital Engineering and Life Sciences. B&G Foods plans to move manufacturing operations of B&M, Underwood and certain other brands to third-party co-manufacturing facilities and existing B&G Foods manufacturing facilities. The decision to close the Portland manufacturing facility, which is more than 100 years old, is consistent with B&G Foods’ ongoing efforts to improve productivity and reduce overall costs.

The Portland property will become the future home of The Roux Institute at Northeastern University, on a campus that will include partner companies, housing and other amenities. The B&M manufacturing building will become the anchor of The Roux Campus, providing an incubator lab and office space for start-up companies. The campus will be built in phases over a decade or more, and will include coastal restoration to open waterfront areas to the public.

“The Portland community has been the home to B&M for more than a century, and while this was a very difficult decision, we believe it is in the best interest for the future of Portland. We are confident The Roux Institute will build a new longstanding legacy on the property, one that will enrich Portland residents in new and exciting ways, and will endure as a force for good in the community for generations to come,” said Casey Keller, President and Chief Executive Officer of B&G Foods. “We are grateful for the dedication of each of our employees and we are committed to supporting their transition with financial support and assistance finding new employment.”

There are approximately 86 employees at the Portland manufacturing facility. B&G Foods has put in place a plan to offer all eligible employees severance and career transition support. In addition, The Roux Institute plans to support them through its portfolio of capabilities, including career connections with Maine employers, educational opportunities with academic partners, and possible student pathways into Northeastern University and The Roux Institute, itself.

B&G Foods does not anticipate any disruption in production or the delivery of customer orders relating to the transition of manufacturing operations, which is expected to be completed during the fourth quarter of 2021 or the first quarter of 2022. The sale, which is subject to customary closing conditions, is expected to close by year-end.

In connection with the closing of the facility, B&G Foods expects to trigger a multi-employer pension plan withdrawal liability with an estimated present value of $14.1 million, payable over 20 years in installments of approximately $0.9 million per year. During the third and fourth quarters of fiscal 2021, B&G Foods expects to record cash and non-cash charges relating to the multi-employer pension plan withdrawal liability, employee severance and other employee costs, the write off of equipment and other assets, and other fees, costs and expenses relating to the plant closing. The annual cash payments for the multi-employer pension plan withdrawal liability are expected to be more than offset by cost savings resulting from the transition of the manufacturing operations, and the remainder of the cash portion of the one-time charges are expected to be largely offset by the proceeds of the sale of the Portland property.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including Back to Nature, B&G, B&M, Bear Creek, Cream of Wheat, Crisco, Dash, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, New York Style, Ortega, Polaner, Spice Islands and Victoria, there’s a little something for everyone. For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to B&G Foods’ planned sale of the Portland, Maine manufacturing facility and the timing thereof; the transition of manufacturing operations to third-party co-manufacturers and existing B&G Foods manufacturing facilities without any anticipated disruption in production or customer service; the anticipated improvements to productivity and reduction in overall costs; the estimated multi-employer pension plan withdrawal liability; and the extent to which the proceeds from the sale and future cost savings may offset the cash costs relating to the closure of the manufacturing facility and the withdrawal liability payments. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: the impact of the COVID-19 pandemic on the Company’s business, including, without limitation, the ability of the Company and its supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite unprecedented demand in the food industry, the duration of social distancing and stay-at-home and work-from-home policies and recommendations, and whether, and the extent to which, additional waves or variants of COVID-19 will affect the United States and the rest of North America, and the extent to which macroeconomic conditions resulting from the pandemic and the pace of the subsequent recovery may impact consumer eating and shopping habits; whether and when the Company will be able to realize the expected financial results and accretive effect of the Crisco acquisition, and how customers, competitors, suppliers and employees will react to the acquisition; the Company’s substantial leverage; the effects of rising costs for the Company’s raw materials, packaging and ingredients; crude oil prices and their impact on distribution, packaging and energy costs; the Company’s ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for the Company’s products and local economic and market conditions; the Company’s continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the risks associated with the expansion of the Company’s business; the Company’s possible inability to identify new acquisitions or to integrate recent or future acquisitions or the Company’s failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; the Company’s ability to successfully complete the integration of recent or future acquisitions into the Company’s enterprise resource planning (ERP) system; tax reform and legislation, including the effects of the U.S. Tax Cuts and Jobs Act and the U.S. CARES Act; the Company’s ability to access the credit markets and the Company’s borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of the Company’s competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on the Company’s international procurement, sales and operations; future impairments of the Company’s goodwill and intangible assets; the Company’s ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; the Company’s sustainability initiatives and changes to environmental laws and regulations; and other factors that affect the food industry generally. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the SEC, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Dara Dierks 866.211.8151	Media Relations: ICR, Inc. Matt Lindberg 203.682.8214